Independent Auditors' Consent



The Board of Trustees
DEVCAP(R) Shared Return Fund

We consent to the use of our report for the DEVCAP Shared Return Fund, dated September 6, 2002, incorporated herein by reference, and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information.

                                                                     /s/KPMG LLP
Boston, Massachusetts
November 27, 2002